SECOND AMENDMENT OF LEASE

     THIS SECOND AMENDMENT OF LEASE, dated as of the ____ day of June, 2002, is being entered into between 205 CHUBB AVENUE, LLC, a New Jersey limited liability company, having an address c/o Hampshire Management Company, 15 Maple Avenue, Morristown, New Jersey 07960 (hereinafter called "Landlord"), and HARVEY ELECTRONICS, INC., a New York corporation, formerly known as THE HARVEY GROUP, INC., each having an office at 205 Chubb Avenue, Lyndhurst, New Jersey 07071 (hereinafter collectively called "Tenant").

                              W I T N E S S E T H :

     WHEREAS:

     A. Landlord and Tenant heretofore entered into a certain Agreement of Lease dated as of April 26, 1996, as modified by a certain First Amendment of Lease dated as of November 27, 2001 (said lease as the same was or may hereafter be amended is hereinafter called the "Lease") with respect to premises consisting of 3,928 rentable square feet located in the building known as 205 Chubb Avenue, Lyndhurst, New Jersey, located at Meadowlands Corporate Center (the "Building");

     B. The term of the Lease expires on September 30, 2002, or on such earlier date upon which said term may expire or be terminated pursuant to any conditions of limitation or other provisions of the Lease or pursuant to law;

     C. Landlord and Tenant desire to extend the term of the Lease for an year period of three (3) years and four (4) months, on the terms and conditions set forth herein; and

     D. The parties hereto desire to modify the Lease in certain other respects.

     NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto modify said Lease as follows:

     1. Except as otherwise provided in this Second Amendment of Lease, all terms contained in this Second Amendment of Lease shall, for the purposes hereof, have the same meaning ascribed to them in the Lease.

     2. As of the date hereof, Section 2.02 of the Lease shall be deemed to provide that the Termination Date is January 31, 2006.

     3. Section 3.01 of the Lease shall, as of the date hereof, be deemed to provide that the Basic Rent, on an annual basis, shall be, for the period beginning on October 1, 2002, and expiring on the Termination Date, TWENTY-NINE THOUSAND FOUR HUNDRED SIXTY AND 00/100 DOLLARS ($29,460.00), calculated at a net rate of $7.50 per rentable square foot of the Leased Premises, payable in advance on the first day of each calendar month in equal monthly installments of TWO THOUSAND FOUR HUNDRED FIFTY-FIVE AND 00/100 DOLLARS ($2,455.00).

     4. Tenant covenants, represents and warrants that Tenant has had no dealings with any broker or agent in connection with the consummation of this Second Amendment of Lease, other than SBWE, Inc. Tenant covenants and agrees to pay, defend, hold harmless and indemnify Landlord and its directors, officers, partners and their affiliates and/or subsidiaries from and against any and all cost, expenses, including attorney's fees (in settlement, at trial or on appeal), court costs and disbursements or liability for any commission or other compensation claimed by any broker or agent other than SBWE, Inc. with respect to this Second Amendment of Lease. Landlord agrees to pay the commission due to SBWE, Inc., pursuant to a separate written agreement between Landlord and SBWE, Inc.

     5. Landlord and Tenant acknowledge and agree that Tenant has no remaining options to extend the term of the Lease.

     6. (a) Tenant acknowledges that it is in occupancy of the Leased Premises and hereby accepts the Leased Premises in their "as is" physical condition and state of repair as of the date hereof. Other than as expressly provided in
Section 6(b) hereof, Landlord shall have no obligation to do any tenant improvement work or grant any construction allowances with regard to the Leased Premises.

     (b) Tenant shall perform all construction work which is required to prepare the Leased Premises for Tenant's use thereof ("Tenant's Work"), in accordance with the provisions of Articles VIII and IX of the Lease. Subject to and in accordance with the terms hereof, Landlord shall pay an amount not to exceed FIVE THOUSAND AND 00/100 DOLLARS ($5,000.00) (the "Construction Allowance") toward any out-of-pocket costs incurred by Tenant in performing Tenant's Work, but such Construction Allowance shall not be applied toward the cost of any furniture, equipment or trade fixtures purchased by Tenant for use in the Leased Premises. From time to time as Tenant's Work progresses (but not more frequently than once per calendar month), Tenant shall have the right to provide Landlord with a request to reimburse Tenant for any out-of-pocket costs incurred by Tenant in connection with performing Tenant's Work, which request shall include
(i) a copy of all applicable invoices in connection with Tenant's Work for which reimbursement is sought, together with receipts showing that such invoices were paid by Tenant, (ii) a statement from Tenant describing in reasonable detail the portion of Tenant's Work which has been completed and for which payment is sought, (iii) an affidavit from Tenant's contractor stating that all Tenant's Work for which payment is sought has been completed and stating that payment has been made for all labor, materials and subcontractors' work for which such payment is requested, and (iv) waivers of lien by Tenant's contractor and all subcontractors and material suppliers in connection with Tenant's Work for which reimbursement is sought. Within thirty (30) days after receiving any such request from Tenant, and provided there is no default by Tenant under this Lease beyond any applicable notice and/or grace period, Landlord shall reimburse to Tenant the amount requested in the payment request; provided, however, the aggregate amount paid by Landlord pursuant to this Section 9(b) shall not exceed the Construction Allowance. Notwithstanding anything to the contrary contained herein, if any portion of the Construction Allowance is not applied within two
(2) years of the date of this Second  Amendment of Lease in accordance with this
Section 6(b), then any excess shall be forfeited and shall not be applied as a credit against Basic Rent or any other sums due Landlord hereunder, and shall not be paid to Tenant or any other party.

     7. Except as modified by this Second Amendment of Lease, and all the instruments referenced in WHEREAS clause A hereof, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed. Tenant confirms that (i) Landlord has fully complied with all of its obligations contained in the Lease, and (ii) no event has occurred and no condition exists which, with the passage of time or the giving of notice, or both, would constitute a default by Landlord under the Lease.

     8. Tenant represents that the undersigned officer of the Tenant corporation has been duly authorized on behalf of the Tenant corporation to enter into this Second Amendment of Lease in accordance with the terms, covenants and conditions set forth herein, and, upon Landlord's request, Tenant shall deliver evidence, in form and substance satisfactory to Landlord, to the foregoing effect.

     9. This Second Amendment of Lease may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Second Amendment of Lease on the day and year, first written above.

WITNESSED BY:                            LANDLORD:

                                         205 CHUBB AVENUE, LLC
                                         By:  The Hampshire Fund II, LLC
                                                 Manager


/s/                                        By:/s/
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                                              Name:
                                              Title:

WITNESSED OR ATTESTED BY:                TENANT:

                                         HARVEY ELECTRONICS, INC.


/s/                                      By:/s/
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Name:                                       Name:
Title:                                      Title: